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                                                                    EXHIBIT 5.1

                                  June 16, 1999

Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

          Re:       Washington Mutual, Inc. -- Registration Statement on Form
          S-3 with respect to $1,000,000,000 aggregate principal amount of Debt Securities

Ladies and Gentlemen:

        We have acted as counsel to Washington Mutual, Inc., a Washington corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to $1,000,000,000 aggregate principal amount of the Company's debt securities, which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Securities"), for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Senior Debt Securities will be issued pursuant to an indenture between the Company and Harris Trust and Savings Bank, as Trustee, and the Subordinated Debt Securities will be issued pursuant to an indenture between the Company and Harris Trust Savings Bank, as Trustee (collectively, the "Indentures" and individually, an "Indenture").

                                       I.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments



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Washington Mutual, Inc.
June 16, 1999
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submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

        (a)     The Registration Statement;

        (b)     The Indentures;

        (c)     Forms of Senior and Subordinated Debt Securities;

        (d) The Certificate of Incorporation (including all amendments thereto) of the Company certified by the Washington Secretary of State as of May 10, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion; and

        (e) The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

        We have also assumed (1) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of the various states shall have been complied with, (2) the terms of each series of Securities will have been duly authorized by all necessary corporate action on the part of the Company prior to their issuance, (iii) each of the Indentures will be duly executed and delivered on behalf of the Company, and the Securities will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor to be set forth in a supplement or supplements to the prospectus constituting a part of the Registration Statement.

                                       II.

        We express no opinion as to:

        A. The applicable choice of law rules that may affect the interpretation or enforcement of the Indentures or the Securities.

        B. Any tax, anti-trust, land use, safety, environmental or hazardous materials laws, rules or regulations.

        This opinion is limited to the federal laws of the United States of America, the Business Corporation Law of the State of Washington and the laws of the State of New York,



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Washington Mutual, Inc.
June 16, 1999
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and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

        The Securities have been duly authorized and, when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                                       IV.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.


                                        Very truly yours,


                                        /s/ HELLER EHRMAN WHITE & McAULIFFE
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